Consent of Independent Auditors


The Board of Directors
The Hennessy Funds, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP



October 28, 2002
Chicago, Illinois